BDO

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April 16, 2021

AST SpaceMobile, Inc.
Mr. Abel Avellan, Chairman and Chief Executive Officer
Mr. Tom Severson, Chief Operating and Financial Officer
Mr. Julio Torres, Audit Committee Chair, AST SpaceMobile, Inc.
Midland Intl. Air & Space Port
2901 Enterprise Lane
Midland, Texas 79706

Dear Mr. Avellan, Mr. Severson and Mr. Torres:

On April 6, 2021, AST & Science, LLC and Subsidiaries ("AST") completed its previously announced business combination with New Providence Acquisition Corp., a special-purpose acquisition company ("SPAC"). On April 12, 2021, AST SpaceMobile, Inc. and Subsidiaries ("SpaceMobile" or the "Company"), formerly named New Providence Acquisition Corp., filed a special Form 8-K ("Super 8-K") with the Securities and Exchange Commission (the "SEC") that included the financial statements of AST as of and for the years ended December 31, 2020 and 2019, audited by BDO USA, LLP ("BDO"), incorporated at Exhibit 99.1. Additionally, the Super 8-K included the unaudited pro forma condensed combined financial information (the "pro formas") of the Company as of and for the year ended December 31, 2020 incorporated at Exhibit 99.2.

On April 12, 2021, the SEC verbally communicated to the large accounting firms and publicly issued a statement highlighting the accounting implications of certain terms that are common in SPAC warrants that would likely result in an error in the accounting for the SPAC warrants in the SPAC's previously issued financial statements and proforma financial information. As a result of this uncertainty and its potential material effect on the Company's previously issued financial statements and pro forma financial information, we explicitly communicated to management of the Company and securities counsel on April 12, 2021, prior to the filing of the Super 8-K, the following:

1) we believed that it would be improper to include the SPAC's previously issued financial statements and proforma financial information in the Super 8-K given the potential material effect to such statements and information as a result of the likely error in accounting for the warrants, and

2) if they were to proceed with including these financial statements and proforma financial information in the Super 8-K, we did not authorize our association with the proposed filing and the Company's use of our audit report included in the aforementioned AST financial statements that were incorporated at Exhibit 99.1 of the Super 8-K.

As a result of the actions taken by management to file the Super 8-K with the inclusion of our audit report without our authorization as required by our engagement letter with AST dated December 14, 2020 and signed by AST on January 7, 2021 and amended on March 18, 2021, we rescind our acceptance of the Company as a potential client in anticipation of our planned appointment as the independent registered public accounting firm of AST SpaceMobile, Inc. and Subsidiaries. Additionally, we terminate our current relationship as the independent auditor of AST & Science, LLC and Subsidiaries effective immediately.

We expect the Company to promptly amend the Form 8-K to remove our audit report as it was filed without our permission and to provide this letter as an exhibit to the amendment of the Form 8-K to appropriately advise the public as to the Company's actions and the background regarding the removal of our report. We also advise the Company of its responsibilities under Item 4.02 of Form 8-K as it relates to the previously issued financial statements of New Providence Acquisition Corp and the proformas. Upon the completion of the preparation and review of any adjustments to New Providence Acquisition Corp's previously issued financial statements and the proformas and preparation of the amended Form 8-K of the Company, we require that the Company provide us those items and any other relevant documents associated with this evaluation for our review and written approval prior to filing with the Securities and Exchange Commission.

Sincerely,

/s/ BDO USA LLP

CC: Securities and Exchange Commission
450 5th Street NW
Washington, D.C. 20549